Exhibit (h)


                           PLACEMENT AGENCY AGREEMENT

            This Agreement is made and entered into as of May__, 2004 by and between Blue Rock Advisors, Inc., a Minnesota corporation ("Blue Rock"), Blue Rock Market Neutral Fund, LLC (the "Fund"), a limited liability company organized under the laws of the State of Delaware and registered under the Investment Company Act of 1940, as amended (the "1940 Act"), for which Blue Rock serves as an investment adviser and Martinson & Co. Ltd.("Martinson").

                                    RECITALS

            WHEREAS, Blue Rock wishes to engage Martinson to assist Blue Rock in the placement of investment interests in the Fund; and

            WHEREAS, Martinson desires to assist Blue Rock in the placement of investment interests in the Fund, subject to the terms and conditions of this Agreement.

            NOW, THEREFORE, in consideration of the foregoing and the agreements contained in this Agreement, the parties agree as follows:


                                   ARTICLE I
                            SOLICITATION BY MARTINSON

            Section 1.01 SOLICITATION OF POTENTIAL INVESTORS. Martinson hereby agrees to solicit on the Fund's behalf eligible individuals, institutions and other persons for potential participation as investors in the Fund ("Potential Investors").

            Section 1.02 COMPLIANCE WITH INSTRUCTIONS AND APPLICABLE LAW, RULES AND REGULATIONS. Martinson agrees to perform Martinson's duties under this Agreement in a manner consistent with the instructions of Blue Rock and the provisions of all applicable laws, rules and regulations. In particular, Martinson agrees that it (and any person acting on its behalf) will conduct all solicitation activity in compliance with the requirements of the 1940 Act, the Investment Advisers Act of 1940, as amended, the Employment Retirement Income Security Act of 1974 ("ERISA"), the Securities Act of 1933 (the "Securities Act"), as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations issued by the Securities and Exchange Commission (the "SEC"), the Department of Labor and other regulators under the foregoing laws (including Rule 506 of Regulation D under the Securities Act and including the prohibition on general solicitation contained in Regulation D), the rules, regulations and requirements of the National Association of Securities Dealers Inc. (the "NASD"), and all applicable state laws, rules and regulations governing the offer and sale of securities.

            Section 1.03 USE OF THE FUND'S DOCUMENTS. Martinson agrees to use only those materials with respect to the Fund as have been provided by Blue Rock for such purpose or as have been expressly approved in writing in advance by Blue Rock for such purpose, and Martinson agrees that it shall make no representations regarding the Fund other than as set forth in those materials. Except as authorized by Blue Rock, Martinson shall not itself provide any Potential Investor with a copy of the offering memorandum or any other materials


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relating to the Fund (the "Offering Documents"). If Martinson wishes a Potential
Investor to receive a copy of the Fund's Offering Documents, it may request Blue Rock to furnish the Potential Investor with copies. In its discretion, Blue Rock may entrust such materials to Martinson to furnish to the Potential Investor.
The Fund will furnish Martinson with such documents as Martinson may reasonably require, from time to time, for the purpose of enabling Martinson to pass upon the issuance and sale of investment interests as contemplated in this Agreement, or in order to evidence the accuracy of any of the representations and warranties, or the fulfillment of any of the conditions contained in this Agreement; and all actions taken by the Fund in connection with the issuance and sale of investment interests as contemplated in this Agreement will be satisfactory in form and substance to Martinson.

            Section 1.04 NO RESPONSIBILITY FOR FUND RECORDKEEPING OR ACCOUNTING BY MARTINSON. Martinson will not at any time be responsible for performing recordkeeping or accounting services with respect to the Fund, except as may be required in connection with a Potential Investor's investment in the Fund or as may otherwise be required by law. The Fund shall promptly inform Martinson of the Fund's net assets (and/or in certain instances estimated net asset values) as soon as reasonably practicable following their calculation at such times as Martinson reasonably requests. Martinson is authorized to communicate such calculations to Potential Investors. In the event that estimated net asset values are provided in lieu of net asset values, the Fund shall provide Martinson with information sufficient to permit Martinson to make appropriate disclosures to the Potential Investors.

                                   ARTICLE II
                             NON-EXCLUSIVE AGREEMENT

            The parties agree that this Agreement is non-exclusive as to each party. Martinson shall be free to render services to other persons that are the same as or similar to the services Martinson renders under this Agreement to Blue Rock and the Fund, and Blue Rock and the Fund shall be free to engage other persons to provide services that are the same as or similar to the services Blue Rock and the Fund are engaging Martinson to perform under this Agreement.

                                  ARTICLE III
                            COMPENSATION OF MARTINSON

            Section 3.01 COMPENSATION. Martinson shall be entitled to a fee only with respect to Potential Investors that actually become investors in the Fund as a result of Martinson's solicitation of such Potential Investors ("Covered Investors"). As compensation for successful solicitations of Covered Investors, the Blue Rock may pay Martinson a fee that will be based upon the Management Fee (as defined in the Offering Documents) attributable to Covered Investors' investments in the Fund. These payments shall not exceed one third of the Management Fee earned and attributable to such investments. The Fund will not make any payments to Martinson. Except as may otherwise be agreed to by Blue Rock, Blue Rock shall be responsible for the payment of all costs and expenses incurred by Martinson in connection with the performance of its obligations under this Agreement, including the costs associated with the preparation, printing and distribution of the Fund's Offering Documents or any sales



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materials and Martinson's reasonable legal expenses in connection with this
Agreement and performance of its obligations under this Agreement.

            Section 3.02 TERMINATION OF THE BLUE ROCK'S OBLIGATION TO PAY MARTINSON'S FEE. Blue Rock's obligation to pay Martinson's fee with respect to a Covered Investor in the Fund shall terminate upon the Covered Investor ceasing to be an investor in the Fund.

            Section 3.03 LIMITATIONS ON PAYMENT OF MARTINSON'S FEE. Martinson's fee with respect to a Covered Investor shall be paid only if Martinson has complied fully with all the requirements of this Agreement and the payment of Martinson's fee is lawful under applicable federal and state law, rules and regulations, including the rules, regulations and requirements of the NASD.

            Section 3.04 MARTINSON'S FEE IS SOLE COMPENSATION TO MARTINSON. Martinson shall receive no other compensation (i.e., other than the fee described in Section 3.01) from any Covered Investor or any other person relating to its services under this Agreement.

            Section 3.05 COMPENSATION TO REGISTERED REPRESENTATIVES OF MARTINSON. To the extent consistent with applicable NASD rules, regulations and requirements and applicable state laws, rules and regulations, Martinson shall be permitted to share all or a portion of the compensation received by it pursuant to Section 3.01 of this Agreement with registered representatives of Martinson. Neither Blue Rock nor the Fund shall have any obligation to pay compensation directly to registered representatives of Martinson.

                                   ARTICLE IV
                             INDEPENDENT CONTRACTOR

            The parties hereby agree that Martinson is an independent contractor and that nothing contained in this Agreement shall be construed to create any joint venture, partnership, employer-employee or any other type of relationship between the Fund or Blue Rock and Martinson.

                                   ARTICLE V
                            TERMINATION OF AGREEMENT

            This Agreement may be terminated by any party upon providing the other parties with thirty (30) days' prior written notice.

                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES

            Section 6.01 MARTINSON'S REPRESENTATIONS AND WARRANTIES. Martinson hereby represents and warrants to each of the Fund and Blue Rock as follows:

               (a) Martinson will not offer or solicit any offers to subscribe for or purchase interests in the Fund, or otherwise negotiate with any person with respect to a subscription in the Fund, or sell interests in the Fund on the


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basis of any solicitation material other than the Offering Documents, as amended or supplemented, and such other material as may be provided by the Fund or Blue Rock for such purpose;

               (b) Martinson is a securities broker-dealer duly registered with the SEC and the NASD, and Martinson and its agents are or will be duly registered in the states in which Potential Investors are solicited and shall comply with the provisions of all applicable federal and state laws, rules and regulations and all applicable rules, regulations and requirements of the NASD;

               (c) Martinson shall not appoint subagents or selected dealers in connection with this Agreement;

               (d) Martinson shall not use any form of general solicitation or general advertising, as such terms are used in Rule 502(c) under the Securities Act (including, but not limited to, the use of any notice, article, circular, advertisement, letter or similar written or graphic communication, or any seminar or meeting), in connection with any solicitation under this Agreement or the offer or sale of interests in the Fund;

               (e) The offers and sales of investment interests in the Fund by Martinson are to be effected pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), pursuant to Section 4(2) thereof and Regulation D under the Securities Act;

               (f) Offers and sales of investment interests in the Fund by Martinson will be made only in compliance with Regulation D under the Securities Act and only to investors that qualify as "accredited investors," as defined in Rule 501(a) under the Securities Act;

               (g) Sales of investment interests in the Fund by Martinson will be made only to investors that qualify as "qualified clients," as defined in Rule 205-3 under the Investment Advisers Act of 1940, as amended;

               (h) Martinson will not offer or sell any investment interests in the Fund in any state or jurisdiction, or to any Potential Investor located in any state or jurisdiction, where such interests have not been registered or qualified for offer and sale under applicable state securities laws unless such interests are exempt from the registration or qualification requirements of such laws;

               (i) If the Potential Investor is an employee benefit plan subject to ERISA or a governmental plan subject to the Federal Employees' Retirement System Act of 1986 ("FERSA"), Martinson is not a "fiduciary" within the meaning of ERISA or FERSA as to such Potential Investor;

               (j) Martinson's activities pursuant to this Agreement will not violate any law, regulation or ethical or fiduciary obligation to which it is subject;

               (k) Martinson has full power, right and authority to enter into and perform its obligations under this Agreement; and


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               (l) Martinson and each person, including any registered
representative of Martinson, except as limited by Section 6.02 below, who performs or will perform services for Martinson under this Agreement (each an "Employee") has in effect all registrations, licenses, bonds and approvals necessary for Martinson to enter into this Agreement and for Martinson and each Employee to perform all of its, his or her obligations under this Agreement.

            Section 6.02 LIMITATION ON MARTINSON'S REPRESENTATION AND WARRANTIES. Notwithstanding the representations and warranties contained in
Section 6.01 hereof, Martinson makes no representation or warranty to the Fund or Blue Rock with respect to any conduct, act, omission or other activity related in any manner to Martinson's obligations under this Agreement by Laura Hustad Gideon, Robert W. Fullerton or Mark Steen or persons acting under their direct supervision.

            Section 6.03 THE FUND'S AND BLUE ROCK'S REPRESENTATIONS AND WARRANTIES. The Fund and Blue Rock, severally and not jointly, hereby represents and warrants to Martinson as follows:

               (a) The Fund and Blue Rock have been duly formed under the laws of the State of Delaware and Minnesota respectively, and each have the power and authority to enter into and perform its obligations under this Agreement, effect the offering of the Fund's investment interests and each conduct its business as described in the Offering Documents. All necessary filings, consents and other actions necessary to qualify the offering of investment interests in each applicable U.S. state and to conduct the business of the Fund or Blue Rock as described in the Offering Documents have been, or will timely be, made or taken.

               (b) The Fund or Blue Rock, as the case may be, has in effect all registrations, licenses, bonds and approvals necessary for entering into this Agreement and performing all of its obligations. The Fund intends to engage in business as a closed-end, non-diversified management investment company and is registered as such under the 1940 Act.

               (c) The sale of investment interests in the Fund and the execution, delivery and performance of this Agreement, and the Fund's conduct of business as described in the Offering Documents will not result in the violation of any applicable law, regulation, or ethical or fiduciary obligation required by State law or the SEC.

               (d) The Fund will use the proceeds from the sale of investment interests in the Fund for the purposes set forth in the Offering Documents.

               (e) Investment interests in the Fund to be or which may be issued by the Fund have been duly authorized for issuance and sale and, when issued and delivered by the Fund, will conform in all material respects to all statements relating thereto contained in the Offering Documents.

               (f) The Offering Documents and any selling materials prepared or approved by the Fund do not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time after the commencement of the offering of investment interests in the Fund and prior to the termination of


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such offering, an event occurs that in the opinion of counsel to the Fund or
Blue Rock materially affects the Fund and that should be set forth in an amendment or supplement to the Offering Documents in order to make the statements in the Offering Documents not misleading in light of the circumstances under which they are made, the Fund will notify Martinson as promptly as practicable of the occurrence of such event and prepare and furnish to Martinson copies of an amendment or supplement to the Offering Documents, in such reasonable quantities as it may request, in order that the Offering Documents will not contain any untrue statement of any material fact or omit to state a material fact that in the opinion of such counsel is necessary to make the statements in the Offering Documents not misleading in light of the circumstances under which they are made.

               (g) This Agreement has been duly authorized, executed and delivered by the Fund and Blue Rock and, upon execution by Martinson, will constitute a valid and binding agreement of the Fund and Blue Rock.

               (h) Upon Martinson's request, the Fund and Blue Rock will make available to Martinson any information pertaining to the Fund or Blue Rock reasonably requested by any Potential Investor (to the extent permitted by law).

               (i) The Fund and Blue Rock shall not use any form of general solicitation or general advertising, as such terms are used in Rule 502(c) under the Securities Act (including, but not limited to, the use of any notice, article, circular, advertisement, letter or similar written or graphic communication, or any seminar or meeting), in connection with any solicitation under this Agreement or the offer or sale of interests in the Fund.

               (j) The offers and sales of investment interests in the Fund are to be effected pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), pursuant to
Section 4(2) thereof and Regulation D under the Securities Act.

               (k) Offers and sales of investment interests in the Fund will be made only in compliance with Regulation D under the Securities Act and only to investors that qualify as "accredited investors," as defined in Rule 501(a) under the Securities Act.

               (l) Sales of investment interests in the Fund will be made only to investors that qualify as "qualified clients," as defined in Rule 205-3 under the Investment Advisers Act of 1940, as amended.

               (m) No offer or sale of any investment interests in the Fund shall be made in any state or jurisdiction, or to any Potential Investor located in any state or jurisdiction, where such interests have not been registered or qualified for offer and sale under applicable state securities laws unless such interests are exempt from the registration or qualification requirements of such laws.

The foregoing covenants and representations shall be true and correct as of the date hereof and for so long as the Agreement remains in effect or Covered Investors are invested in the Fund.


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


            Section 6.04 DUTY TO ADVISE OF ANY CHANGES IN REPRESENTATIONS AND WARRANTIES. Each party agrees to immediately inform the others in writing if any of its representations and warranties set forth in this Article VI becomes untrue at any time.

                                   ARTICLE VII
                                 INDEMNIFICATION

            Section 7.01 THE FUND'S AND BLUE ROCK'S INDEMNIFICATION OF MARTINSON. The Fund and Blue Rock agree, jointly and severally, to indemnify, defend and hold Martinson and its affiliates and their respective officers, directors, employees, agents, representatives and controlling persons the ("Martinson Indemnitees") free and harmless from and against any and all losses, claims, damages, obligations, penalties, judgments, awards, costs, disbursements, demands, liabilities (including amounts paid in settlement) and reasonable legal and other expenses (including the cost of investigation or defending such claims incurred in connection therewith) (collectively, "Losses") which such person may incur but only to the extent that such Losses arise out of or are based upon: (i) any untrue statement of a material fact in the Offering Documents or omission or to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (except to the extent such untrue statement or omission was made in reliance on and in conformity with information provided in writing to the Fund or Blue Rock by Martinson); (ii) any material breach by the Fund or Blue Rock of any provision of this Agreement, including any representation, warranty, covenant or agreement set forth herein;
(iii) any action by Martinson performed as requested by Blue Rock or the Fund or with the Fund or Blue Rock's specific consent; (iv) any material violation of any applicable law or regulation by the Fund or Blue Rock or its officers, directors, employee, agents (other than Martinson), or representatives; or (v) any actions of the Fund or Blue Rock and its officers, directors, employees and agents (other than Martinson) relating to the sale of investment interests in the Fund or Blue Rock; or (vi) the actions of the Fund or Blue Rock and its employees and agents (other than Martinson) relating to the Fund's processing of investments by Covered Investors and the servicing of customer accounts; provided, however, that in no event shall anything contained herein be so construed as to provide indemnity to or protect the Martinson Indemnitees against any liability to which a Martinson Indemnitee would otherwise be subject by reason of its negligence, willful misfeasance or bad faith or reckless disregard of its obligations and duties under this Agreement, or violation of any applicable law by a Martinson Indemnitee in connection with the distribution of investment interests in the Fund. The Fund's and Blue Rock's agreement to indemnify Martinson, and other indemnities as aforesaid is expressly conditional upon the Fund or Blue Rock being promptly notified of any action brought against Martinson, such notification to be given by letter or facsimile addressed to the Fund or Blue Rock at the address set forth in this Agreement or other address communicated to Martinson in writing (but only to the extent that the Fund or Blue Rock is prejudiced by the failure to give prompt notice), and further conditional upon Martinson reasonably cooperating with the Fund or Blue Rock with respect to any claim or demand for which Martinson seeks indemnity and promptly defending such claims if the Fund or Blue Rock reasonably requests. In addition, any determination by the Fund under this Section 7.01 will be made in accordance with Section 17 of the 1940 Act. The Fund or Blue Rock agree to promptly notify Martinson of the commencement of any litigation proceeding against the Fund or Blue Rock or any of its officers or directors in connection with the issue and sale of any interests.


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            Section 7.02 MARTINSON'S INDEMNIFICATION OF THE FUND AND BLUE ROCK.
Martinson agrees to indemnify, defend and hold the Fund and Blue Rock and each of their affiliates, and their respective officers, directors, employees, agents, representatives and controlling persons, except Ms. Hustad, Mr. Fullerton and Mr. Steen and any person acting under their direct supervision, free and harmless from and against any and all losses, claims, damages, obligations, penalties, judgments, awards, costs, disbursements, demands, liabilities (including amounts paid in settlement) and reasonable legal and other expenses (including the cost of investigating or defending such claims incurred in connection therewith) (collectively "Losses") which such party may incur, but only to the extent that such Losses incurred by such party shall arise out of or be based upon Martinson's gross negligence, willful misfeasance, bad faith or reckless disregard of its obligations and duties under this Agreement or violation by Martinson of any applicable law in connection with the distribution of investment interests in the Fund. Martinson's agreement to indemnify such party as aforesaid is expressly conditional upon Martinson being promptly notified of any action brought against such party, such notification to be given by letter or facsimile addressed to Martinson at its address set forth herein or other address communicated to the Fund in writing (but only to the extent that Martinson is prejudiced by the failure to give prompt notice), and further conditional upon such party reasonably cooperating with Martinson with respect to any claim or demand for which any of such party seeks indemnity and promptly defendant such claims if Martinson reasonably requests.

            Section 7.03 LIMITATION ON MARTINSON'S INDEMNIFICATION.

               (a) Notwithstanding Martinson's indemnification obligations set forth in Section 7.02 hereof, Martinson shall not be obligated to defend or indemnify the Fund or Blue Rock to the extent any Losses are directly or indirectly attributable to acts or omissions of Ms. Hustad, Mr. Fullerton or Mr. Steen or persons acting under their direct supervision.

               (b) The maximum amount of Martinson's indemnification obligation for Losses of the Fund or Blue Rock in accordance with Section 7.02 hereof shall be limited to the aggregate amount of compensation received by Martinson pursuant to Section 3.01 hereof less any compensation paid by Martinson to representatives that are also associated persons of Blue Rock.

               (c) Notwithstanding anything else in this Section 7.03, Blue Rock shall indemnify the Fund to the extent any indemnification of Losses by Martinson under Section 7.02 is limited by virtue of Section 7.03(a) or (b) hereof.

            Section 7.04 AVAILABILITY OF INDEMNIFICATION. If recovery is not available under the foregoing indemnification provisions of this Article VII for any reason other than as specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution toward the amount paid or payable by such indemnified party as a result of Losses referred to in Section 7.01 or 7.02 above. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative benefits received by each party from the offering of investment interests in the Fund, the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any untrue statement or omission, and any other equitable considerations appropriate under the circumstance.


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            Section 7.05 NOTICE. Promptly after receipt by either party of notice of any claim or the commencement of any action or proceedings with respect to which such party may be entitled to be indemnified hereunder, the party claiming a right to indemnification (the "Indemnified Party") will notify the other party (the "Indemnifying Party") in writing of such claim or the commencement of such action or proceedings, and the Indemnifying Party will assume the defense of such action or proceeding and will employ counsel satisfactory to the Indemnified Party and will pay the fees and expenses of such counsel as incurred. Notwithstanding the preceding sentence, the Indemnified Party will be entitled to employ counsel separate from the Indemnifying Party's counsel and from any other party in such action if the Indemnified Party determines that a conflict of interest exists which makes counsel chosen by the Indemnifying Party not advisable or if the Indemnified Party reasonably determines that the Indemnifying Party's assumption of the defense does not adequately represent the Indemnified Party's interest. In such event the Indemnifying Party will pay the fees and disbursements of such separate counsel, but in no event shall the Indemnifying Party be liable for the fees and expenses of more than one counsel (in addition to local counsel) for the Indemnified Party in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

            Section 7.06 SETTLEMENT. The Indemnifying Party agrees that it will not, without the prior written consent of the Indemnified Party, settle any pending or threatened claim or proceeding related to or arising out of such engagement or transactions or conduct in connection therewith (whether or not the Indemnified Party is a party to such claim or proceeding) unless such settlement includes a provision unconditionally releasing the Indemnified Party from and holding the Indemnified Party harmless against all liability in respect of claims by any releasing party related to or arising out of such engagement or any transaction or conduct in connection therewith. The Indemnifying Party will also promptly reimburse the Indemnified Party for all reasonable expenses (including counsel fees) as they are incurred by the Indemnified Party in connection with investigating, preparing or defending, or providing evidence in, any pending or threatened claim or proceeding in respect of which indemnification may be sought hereunder (whether or not the Indemnified Party is a party to such claim or proceeding) or in enforcing this Agreement.

            Section 7.07 SURVIVAL. The provisions of this Article VII shall survive termination of this Agreement.

                                  ARTICLE VIII
                                  MISCELLANEOUS

            Section 8.01 COMPLIANCE BY EMPLOYEES. Martinson agrees to cause each Employee to comply with all of Martinson's obligations under this Agreement and to adhere to all the provisions of this Agreement as if the Employee himself or herself (rather than Martinson) were the party to this Agreement.

            Section 8.02 NOTICES. All notices and demands required or permitted under this Agreement shall be in writing and may be sent by U.S. mail, postage prepaid, overnight air courier or personal delivery. Until otherwise specified by notice in writing, the address for such notices shall be:


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


           If to Martinson:     _______________________________
                                _______________________________
                                _______________________________
                                _______________________________
                                _______________________________
                                Attn: _________________________

           If to Blue Rock or   Blue Rock Advisors, Inc.
           the Fund:            3915 IDS Center
                                80 South Eighth Street
                                Minneapolis, MN  55402
                                Attn:  Robert W. Fullerton

            Section 8.03 SEVERABILITY. The unenforceability or invalidity of any provision of this Agreement shall not affect the enforceability or validity of any other provision.

            Section 8.04 COUNTERPARTS. This Agreement may be executed in one more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

            Section 8.05 GOVERNING LAW. This Agreement shall be construed and governed in accordance with the internal laws of the State of Minnesota and the provisions of the 1940 Act (which provisions shall control in the event of any conflict between the laws of the State of Minnesota and the 1940 Act).

            Section 8.06 HEADINGS. The subject headings of Articles and Sections of this Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

            Section 8.07 THIRD PARTIES. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give to any person or entity, other than the parties to this Agreement, any right to remedies under or by reason of this Agreement.




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




IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                         MARTINSON & CO. LTD.



                                         By:
                                            ----------------------------------
                                               Name:
                                               Title:


                                         BLUE ROCK ADVISORS, INC.,



                                         By:
                                            ----------------------------------
                                               Name:
                                               Title:

                                         BLUE ROCK MARKET NEUTRAL FUND, LLC



                                         By:
                                            ----------------------------------
                                               Name:
                                               Title: